Exhibit 10.30

AMENDMENT TO OPERATING AGREEMENT

THIS AMENDMENT TO OPERATING AGREEMENT (the “Amendment”) is made effective as of August 8, 2012 by and between WILD FLAVORS, INC., a Delaware corporation (“WILD Flavors”) and Sunwin Stevia International, Inc., a Nevada corporation (“Sunwin”). WILD Flavors and Sunwin may collectively be referred to as the “Parties”.

BACKGROUND

A.  WILD Flavors and Sunwin are the parties to that certain Operating Agreement for Sunwin USA, LLC, a Delaware limited liability company effective as of April 29, 2009 (the "Operating Agreement");

B. WILD Flavors resigned as Manager of Sunwin USA and sold its ownership interest in that company to Sunwin pursuant to the terms of that certain Exchange Agreement entered into between WILD Flavors and Sunwin dated as of August 8, 2012 (the “Exchange Agreement”); and

C.  The parties desire to amend certain parts of the Operating Agreement as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Article 7 of the Operating Agreement is hereby amended by deleting Section 7.2 - Additional Capital Contributions, in its entirety.

2.	Article 13 of the Operating Agreement is hereby amended by deleting Section 13.1 in its entirety and replacing that section with the following:

ARTICLE 13

MANAGEMENT OF THE COMPANY

13.1           Rights and Duties of the Manager.

(a)           The business and affairs of the Company shall be managed by its Manager in accordance with this Agreement.  The Manager shall constitute the “manager” of the Company as contemplated under the Act.  Except for situations in which the approval of the Member is expressly required in this Agreement or by nonwaivable provisions of the Act, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager.

(b)           The Company will have one manager, which will be Sunwin Stevia International, Inc., a Nevada corporation.

(c)           The Manager may resign at any time by delivering written notice to the Company.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.  A Manager shall be deemed to have resigned effective upon the Incapacity or Disability of such Manager.

(d)           Except as the Members and the Manager may unanimously otherwise agree, the Manager shall not be entitled to compensation from the Company for its services as Manager, provided, however, that nothing in this subsection shall be deemed to prevent the Manager from being compensated for additional services pursuant to Section 13.3, below.

(e)           To the extent not prohibited by this Agreement or by nonwaivable provisions of the Act or other federal, state or local laws, the Members hereby (i) agree and acknowledge that any Member or Manager of the Company, as applicable, who has a direct or indirect interest in a transaction involving the Company shall be entitled to vote on such transaction, regardless of such interest; and (ii) waives any  objection it may have to the right of a Manager or Member to vote on a transaction involving the Company in which such Manager or Member has an interest.

(f)           The Manager shall not have the authority to make, alter, amend or rescind this Agreement.

(g)           Neither the Manager nor the Members shall undertake the following without the prior written approval of the other:

(i)           causing the Company to dissolve or sell all or substantially all of its assets;

(ii)           causing the Company to enter into any merger, consolidation, joint venture or similar transaction with any Person; or

(iii)           making, altering, amending or rescinding the Company’s Certificate of Formation.

3.	Article 13 of the Operating Agreement is hereby amended by deleting Section 13.4 - Transactions with Company, in its entirety.

4.	Annex A to the Operating Agreement is hereby amended by deleted the original Annex A to the Operating Agreement in its entirety and replacing it with the Annex A attached to this Amendment.

5.
This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Operating Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Operating Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Operating Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WILD Flavors, Inc. By: /s/Vincent F. Macciocchi Name: Vincent F. Macciocchi Title: COO WILD Flavors, Inc. 1261 Pacific Avenue Erlanger, Kentucky 41018 Telecopy No.: 859-342-3735	Sunwin Stevia International, Inc., By: /s/ Dongdong Lin Name: Dongdong Lin Title: CEO Sunwin Stevia International, Inc. 431 Fairway Drive, Suite 251 Deerfield Beach, FL 33441

ANNEX A

TO OPERATING AGREEMENT

OF

SUNWIN USA LLC

Member Name and Address	Units of Membership
Sunwin Stevia International, Inc. Attention: Dongdong Lin, CEO 431 Fairway Drive, Suite 251 Deerfield Beach, FL 33441	10,000